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EXHIBIT 99(a)(1)(F)

NOTICE OF CHANGE IN ELECTION FROM ACCEPT TO REJECT

        If you previously elected to accept Primus Telecommunications Group, Incorporated's ("Primus") Offer to Exchange dated May 20, 2002, as amended (the "Offer"), and you would like to change your election and reject the Offer, you must sign this Notice and return it to Danielle Saunders before 5:00 p.m., Eastern Daylight Time, on June 18, 2002, unless the Offer is extended. This Notice of Change in Election may be sent via mail or courier to Danielle Saunders at Primus's corporate offices in McLean, Virginia, facsimile to (703) 902-2814, or e-mail to dsaunders@primustel.com. Notices returned via e-mail or facsimile will be accepted, provided originals are received by June 25, 2002. If you have questions regarding the process for returning this Notice, please contact Danielle Saunders via e-mail at dsaunders@primustel.com or by telephone at (703) 748-8016.

To Primus:

        I previously received a copy of the Offer to Exchange (dated May 20, 2002), the Summary of Terms and an Election Form. I signed and returned the Election Form, in which I elected to accept Primus's Offer to Exchange. I now wish to change that election, and reject Primus's Offer to Exchange. I understand that by signing this Notice and delivering it to Danielle Saunders, I will be able to withdraw my acceptance of the Offer and reject the Offer instead. I understand that in order to reject the Offer, I must sign and deliver this Notice to Danielle Saunders before 5:00 p.m., Eastern Daylight Time, on June 18, 2002, or if Primus extends the deadline to exchange options, before the extended expiration of the Offer.

        By rejecting the Offer to Exchange, I understand that I will not receive any Replacement Options, and I will keep my Eligible Options. These options will continue to be governed by the equity incentive plan under which these options were granted and the existing option agreements between Primus and me.

        I have completed and signed the following exactly as my name appears on my original Election Form. By executing this form, I hereby bind my successors, assigns and legal representatives.

        ☐    I DO NOT accept the Offer to exchange options.

Date:

Optionee Signature
Name:
(Please print)

        PRIMUS HEREBY AGREES AND ACCEPTS THIS NOTICE OF CHANGE IN ELECTION FROM ACCEPT TO REJECT, AND SUCH ACCEPTANCE SHALL BE BINDING ON PRIMUS'S SUCCESSORS, ASSIGNS AND LEGAL REPRESENTATIVES:

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

By:	Date:

Title:

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  EXHIBIT 99(a)(1)(F)